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                                                                   EXHIBIT 10.24



                              TERMINATION AGREEMENT



                  This Agreement, entered into October 16, 1997 is between Storage Technology Corporation, a Delaware corporation (the "Company") and W. Russell Wayman ("Employee").

                  WHEREAS, prior to the termination date of this Agreement Employee served as Corporate Vice President, General Counsel & Secretary for the Company;

                  WHEREAS, effective as of October 6, 1997, the Company and Employee have terminated Employee's employment from the Company in the capacity of Corporate Vice President, General Counsel & Secretary, and now wish to resolve all claims between them. By this Agreement the parties set out the terms and ongoing obligations of the parties with respect to his termination of employment with the Company.

                  WHEREAS, the Company and Employee recognize and agree that Employee's employment is being extended to February 27, 1998.

                  The parties agree as follows:

1.       TERMINATION OF EMPLOYMENT:

         a. The parties agree that unless otherwise agreed in writing hereafter, Employee's employment with the Company will end on February 27, 1998.

         b. The parties agree that, even though Employee's employment with the Company shall continue through February 27, 1998, Employee's severance package from the Company will be limited to a payment equal to the sum of: (i) his 1997 annual base salary and (ii) 100% of his On Plan Bonus potential percentage for 1997, which bonus shall be 45% of employee's 1997 annual base salary. Payment shall be made within 30 days of the date of termination. Employee agrees that he is not eligible for a bonus under the MBO program for 1998 or thereafter.

         c. Except as modified by this Agreement, all terms and conditions of employment are unchanged, including the terms and conditions outlined in the letter of February 17, 1995 (attached as Exhibit A).


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         d.       During the remainder of Employee's employment he will continue to be bound by all of his other obligations to the Company, including but not limited to his duties of loyalty and care and his Proprietary Rights Agreement. The forgoing provisions of this Agreement are not intended to prohibit the Company from, and the Company reserves its right to, at any time, terminate Employee for "Cause" as that term is defined in the Letter Agreement. If Employee's employment is terminated for Cause, he shall then be entitled to no further payments or benefits under this Agreement or the Letter Agreement as of the date of such termination.

         e. In the event that Employee breaches this Agreement, then the Company shall, in addition to any other remedies the Company might have, be relieved of its obligation to pay further salary or other payments due under the Letter Agreement or under this Agreement (other than the severance payment set forth in paragraph 1(b)). Payments made prior to such termination and other commitments made by the Company shall be deemed adequate consideration for Employee's obligations hereunder.

2.       SETTLEMENT AND RELEASE:

         a. Employee hereby irrevocably and unconditionally releases and discharges the Company, its past and present subsidiaries, divisions, officers, directors, agents, employees, successors, and assigns (separately and collectively, "releases") jointly and individually, from any and all claims, known or unknown, which he, his heirs, successors or assigns have or may have against releases and any and all liability which releases may have to him whether denominated as claims, demands, causes or action, obligations, damages, or liabilities arising from any and all bases, however denominated, including but not limited to, any claims of discrimination under the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Rehabilitation Act, the Family Medical Leave Act, the American with Disabilities Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991 or any federal or state civil rights act, claims for wrongful discharge, breach of contract, or for damages under any federal, state or local law, rule or regulation, or common law under any theory; provided, however, that this release does not affect: (1) any claims for benefits which have vested or shall vest on or before February 27, 1998 under any of the Company's benefit plans other than the MBO program; (2) any claims for indemnification for acts of Employee which have occurred or may occur as an officer or employee of the Company;




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                  or (3) any claims which may arise after the execution of this
                  Agreement. This release specifically excepts any claim Employee may wish to make for unemployment compensation, and the Company agrees not to contest any claim made by Employee for unemployment compensation. This release is for any relief, no matter how denominated, including, but not limited to, back pay, front pay, compensatory damages, punitive damages, or damages for pain and suffering. Employee further agrees that he will not file or permit to be filed on his behalf any such claim, will not permit himself to be a member of any class seeking relief against the releases, and will not counsel or assist in the prosecution of claims against the releases, whether those claims are on behalf of himself or others, unless he is under a court order to do so. Notwithstanding any other provision of this Agreement or the Letter Agreement, Employee voluntarily relinquishes and shall not under any circumstances be paid any sum under paragraph 5(b) of the Letter Agreement.

         b. The Company hereby irrevocably and unconditionally releases and discharges Employee and his heirs, successors, and assigns (separately and collectively, "releases"), jointly and individually, from any and all claims, known or unknown, which it, its past and present subsidiaries, divisions, officers, directors, agents, employees, successors, and assigns have or may have against releases and any and all liability which releases may have to it, whether denominated as claims, demands, causes of action, obligations, damages or liabilities arising from any and all bases, however denominated; provided, however, that this release does not affect any claims which are based on releases' willful acts, gross negligence or dishonesty in the performance of duties as an employee of the Company, nor any claims which may arise after the execution of this Agreement. The Company further agrees that it will not file or permit to be filed on its behalf any claim against Employee which is released hereby.


3. PAYMENT TERMS: In the event that Employee complies in all respects with the terms of this Agreement, the Company will pay to Employee the amount due pursuant to Section 1(b) of this Agreement. Except as otherwise provided in this Agreement, all stock options and restricted stock will continue to vest through and including the Termination Date and will be exercisable after that date in accordance with their terms. Employee shall receive a payment of $16,000.00 as a tax gross-up of the vesting restricted shares.


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4.       EMPLOYEE BENEFITS: After the Termination Date, Employee shall be entitled to continue his coverage under the Company's group medical and dental plans to the extent provided in, and subject to his satisfaction of the requirements of, the Company's standard Health Care Continuation Notice. If Employee chooses to extend the benefits through COBRA, Employee will be responsible for completing the Benefits Continuation Notice and payment of premiums.

5.       PENDING AND FUTURE LITIGATION:

         a. Pending Litigation: During his employment and thereafter, Employee agrees to participate in any litigation currently active that is brought by or against the Company, by giving advice, participating in discovery, and giving deposition and trial testimony as may be necessary, as well as participation in other activities related to such lawsuit.

         b. Future Litigation: During his employment and thereafter, Employee also agrees to participate in any future litigation arising out of the period of his employment with the Company by giving advice, participating in discovery, and giving deposition and trial testimony as may be necessary, as well as participation in other activities related to such litigation.

         c. Pending and Future Litigation: If Employee is required to participate in either pending or future litigation, the Company agrees to reimburse Employee for all out of pocket expenses reasonably incurred in connection therewith. The Company will attempt to schedule said participation with the employee's schedule and other commitments in mind. Employee will be paid his current hourly rate for any participation as described herein, after February 27, 1998.

6.       NON-SOLICITATION:

         a. Employee covenants and agrees that during the period ending two years after the Termination Date, he will not, directly or indirectly, hire, solicit, or encourage then-current Company employees to apply for employment with any person or entity:
                  (a) with which Employee is (or intends to be) employed; (b) in which Employee or a firm in which he is employed, has a financial interest or is engaged as a consultant, recruiter, independent contractor or otherwise; or (c) in which Employee is otherwise substantially financially interested. Employee further covenants and agrees that he will not provide to any other person or


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                  entity the names of or references (other than a reference
                  requested by the Company) on any person who is then employed by the Company.

         b. Employee and the Company agree that if in any proceeding, the tribunal shall refuse to enforce fully any covenants contained herein because such covenants cover too extensive a geographic area or too long a period of time or for any other reason whatsoever, any such covenant shall be deemed amended to the extent (but only to the extent) required by law.


7. NON-DISPARAGEMENT: Employee covenants and agrees that after his termination and through February 27, 2000, he will not, except as specifically required by law or court process, or as specifically consented to in writing by the Company: (i) communicate to any person or entity any adverse information, written or oral, concerning the Company, its officers, directors, employees, attorneys, agents or advisers (including without limitation any communication concerning information that he acquired while he was employed by the Company and that concerns or relates to the business, operations, prospects or affairs of the Company or any of its subsidiaries or affiliates) under circumstances in which there is a reasonable possibility that such information might be publicly reported or disclosed or otherwise made available to the public (regardless of whether the communication of such information is intended to have or cause that result or that result is within his control); or (ii) provide to any person (other than his attorney or accountant) or entity any information that concerns or relates to the negotiations or circumstances leading to the execution of this Agreement or to the terms and conditions hereof or the parties' performance hereunder. The parties agree that the term "information" as used in this Section 6 shall have the broadest possible meaning and shall include matters that are not considered confidential or proprietary and that constitute beliefs, views and opinions as well as facts.

8. RESIGNATION AND EXECUTION OF DOCUMENTS: Employee will tender his resignation as Corporate Vice President, General Counsel & Secretary for the Company, and in all capacities with respect to any subsidiary or affiliate of the Company effective as of October 6, 1997, and agrees to execute the letter of resignation attached hereto (Exhibit B). Employee agrees to cooperate with the execution of any documents required to complete resignation formalities. Employee further agrees to cooperate with the Company to complete such documentation as is reasonably necessary to effect his termination from the


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         Company, including but not limited to the execution of the Foreign
         Representative Statement/Certificate attached hereto (Exhibit C).

9. NON-DISCLOSURE: Unless otherwise required to do so by law, subpoena or court order, neither party will in any way communicate or discuss the terms of this Agreement or the circumstances of Employee's termination with any person, other than his attorneys and accountants, except only to state that the matter has been resolved. Employee understands this nondisclosure provision applies particularly to current and former employees of the Company and the Company's customers, clients, and vendors.

10. CONTINUING OBLIGATIONS REGARDING STOCK TRADING: Employee will be deemed a Corporate Officer for purposes of any restrictions on trading in the Company's securities through February 27, 1998. Specifically, the employee will be subject to all black-out periods and shall pre-clear any securities transactions with the Office of Corporate Counsel.

11. AFFECT ON OTHER AGREEMENTS AND PLANS: Except to the extent inconsistent herewith or as expressly provided herein, (including, without limitation, Employee's ineligibility for a bonus under the MBO program for 1998 or thereafter), and except for changes resulting from the termination of Employee's employment with the Company, this Agreement shall have no effect upon the parties' respective rights and obligations under the Proprietary Rights Agreement, nor any vested stock options or other vested stock rights Employee may have in the Company.

12. ENTIRE AGREEMENT; AMENDMENT: This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior oral or written agreements, commitments or understanding with respect to the matters provided for herein. No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, or discharge was sought.

13. EXECUTION OF COUNTERPARTS: To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each part, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that all such signatures appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or


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         account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

14. LIMITATION ON BENEFITS: It is the explicit intention of the parties hereto that no person or entity other than the parties hereto shall be entitled to bring any action or to enforce any provision of this Agreement against any of the parties hereto, and the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors, heirs, executors, administrators, legal representatives, and permitted assigns.

15. BINDING EFFECT: This Agreement shall be binding upon and shall insure to the benefit of the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and permitted assigns.

16. SEVERABILITY: If any part of any provision of this Agreement shall be determined to be invalid or unenforceable by reason of the extent, duration or geographical scope thereof, or otherwise, then the parties agree that the court making such determination may reduce such extent, duration or geographical scope, or other provisions thereof, and in its reduced form such part or provision shall then be enforceable in the manner contemplated hereby.

17. GOVERNING LAW: This Agreement and all other disputes or issues arising from or relating in any way to Storage Tek's relationship with Employee and Employee's termination shall be governed by federal law of the United States of America and the internal laws of the State of Colorado, irrespective of the choice of law rules of any state or other jurisdiction.

18. AMBIGUITIES: The parties acknowledge that they have reviewed this Agreement in its entirety and have had a full opportunity to negotiate its terms, and therefore, waive all applicable rules of construction that any provision of this Agreement should be construed against its drafter and agree that all provisions of the Agreement shall be construed as a whole, according to the fair meaning of the language used.

         I acknowledge that I have been given 21 days by the Company to consider this Agreement. I understand that I may revoke this Agreement for a period of seven (7) days after I sign it by delivering written notice of my revocation to the Company and that the Agreement does not become effective or enforceable until the expiration of the seven (7) day revocation, of ______________, 1997.


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         IN WITNESS WHEREOF, I have read the above Agreement, and I voluntarily sign this Agreement after having been advised to seek my own legal counsel, without threat or coercion, with full knowledge and understanding of its contents, and without promise of benefit, except as expressly recited in this Agreement.


11-12-97                                         /s/ W. Russell Wayman
--------                                       ---------------------------------
Date                                           W. Russell Wayman



                                               STORAGE TECHNOLOGY CORPORATION


                                               By:   /s/ David E.Weiss
                                                  ------------------------------

                                               David E. Weiss
                                               ---------------------------------
                                               Printed Name

                                               Chairman of the Board
                                               ---------------------------------
                                               (Director), President and
                                               ---------------------------------
                                               Chief Executive Officer
                                               ---------------------------------
                                               Title






         This agreement presented to __________________________________ on
_____________________, _____.